Exhibit 99

Farmers & Merchants Bancorp (FMCB)
Announces Record Quarterly Dividend

Farmers & Merchants Bancorp (OTCQX: FMCB) (the “Company” or “FMCB”), the parent company of Farmers & Merchants Bank of Central California (the “Bank” or “F&M Bank”), declared a quarterly cash dividend of $5.05 per share.  The cash dividend is payable on January 2, 2026, to shareholders of record on December 15, 2025. The declaration of this quarterly dividend brings the total year to date cash dividends per share of common stock declared to $19.35 per share, up 6.9% compared to a total of $18.10 per share for 2024.

The Company’s last quarterly cash dividend of $5.00 was paid on October 1, 2025. Based on the Company’s financial performance through September 30, 2025, net income over the trailing twelve months was $91.6 million compared with $88.0 million for the same trailing period a year earlier. Diluted earnings per share over the trailing twelve months totaled $130.83, up 10.4% compared with $118.46 for the same trailing period a year ago and up 14.6% compared with $114.13 for the same period two years ago.  As previously announced in August 2025, Farmers & Merchants Bancorp changed its dividend policy related to the frequency of cash dividend payments from semi-annually to quarterly beginning last quarter.

For the quarter ended September 30, 2025, Farmers & Merchants Bancorp reported net income of $23.7 million, or $33.92 per diluted common share, a 13.2% increase over the prior year. For the third quarter of 2025, annualized return on average assets was 1.70% and return on average equity was 15.10%. Total assets at quarter-end were $5.6 billion. The Company’s credit quality remained solid with $955,000, or 0.03%, in non-accrual loans and leases as of September 30, 2025, while maintaining an allowance for credit losses on loans and leases of $76.0 million, or 2.10% of total loans and leases. At September 30, 2025, the Company’s common equity tier 1 ratio was 14.26% and the total risk-based capital ratio was 15.74%. All F&M Bank capital ratios exceeded the regulatory requirements to be classified as “well-capitalized” at September 30, 2025. For further details on our third quarter and year-to-date results, please see our press release dated October 16, 2025.

Kent A. Steinwert, Chairman, President and CEO noted, “The Board is very pleased with the Company’s strong financial results in the first nine months of 2025, and given the Company’s consistent and reliable earnings performance over many years, the Board decided it was an appropriate time to move to a quarterly cash dividend, in August of 2025. On November 12, 2025, the Board unanimously approved our second quarterly cash dividend. This year marks the 90th consecutive year that Farmers & Merchants Bancorp has paid cash dividends and the 60th consecutive year we have increased dividends. As a result of the reliability of our cash dividends over many decades, we remain a member of a select group of only 55 publicly traded companies designated as “Dividend Kings” by Sure Dividend where Farmers & Merchants Bancorp is currently ranked 17th.”

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About Farmers & Merchants Bancorp

Farmers & Merchants Bancorp trades on the OTCQX under the symbol FMCB, and is the parent company of Farmers & Merchants Bank of Central California, also known as F&M Bank.  Founded in 1916, F&M Bank is a locally owned and operated community bank, which proudly serves California through 33 convenient locations. F&M Bank is financially strong, with $5.6 billion in assets, and is consistently recognized as one of the nation's safest banks by national bank rating firms. The Bank has maintained a 5-Star rating from BauerFinancial for 35 consecutive years, longer than any other commercial bank in the State of California.

Farmers & Merchants Bancorp has paid dividends for 90 consecutive years and has increased dividends for 60 consecutive years. As a result, Farmers & Merchants Bancorp is a member of a select group of only 55 publicly traded companies referred to as “Dividend Kings,” and is ranked 17th in that group based on consecutive years of dividend increases. A “Dividend King” is a stock with 50 or more consecutive years of dividend increase.

In July 2025, Farmers & Merchants Bancorp was named by Bank Director’s Magazine as the #3 best-performing bank in the nation across all asset categories in their annual “Ranking Banking” study of the top performing banks for 2024. In July 2024, Farmers & Merchants Bancorp was named by Bank Director’s Magazine as the #2 best-performing bank in the nation across all asset categories in their annual “Ranking Banking” study of the top performing banks for 2023. In July 2023, the Bank was named by Bank Director’s Magazine as the #1 best-performing bank in the nation across all asset categories in their annual “Ranking Banking” study of the top performing banks for 2022.

In April 2024, F&M Bank was ranked 6th on Forbes Magazine’s list of "America’s Best Banks" in 2023. Forbes’ annual “America’s Best Banks” list looks at ten metrics measuring growth, credit quality, profitability, and capital for the 2023 calendar year, as well as stock performance in the 12 months through March 18, 2024.

In December 2023, F&M Bank was ranked 4th on S&P Global Market Intelligence's “Top 50 List of Best-Performing Community Banks” in the US with assets between $3.0 billion and $10.0 billion for 2023. S&P Global Market Intelligence ranks financial institutions based on several key factors including financial returns, growth, and balance sheet risk profile.

In October 2021, F&M Bank was named the “Best Community Bank in California” by Newsweek magazine. Newsweek’s ranking recognizes those financial institutions that best serve their customers’ needs in each state. This recognition speaks to the superior customer service the F&M Bank team members provide to its clients.

F&M Bank is the 19th largest bank lender to agriculture in the United States. F&M Bank operates in the mid-Central Valley of California, including Sacramento, San Joaquin, Solano, Stanislaus, and Merced counties and the east region of the San Francisco Bay Area, including Napa, Alameda and Contra Costa counties.

F&M Bank was inducted into the National Agriculture Science Center’s “Ag Hall of Fame” at the end of 2021 for providing resources, financial advice, guidance, and support to the agribusiness communities as well as to students in the next generation of agribusiness workforce. F&M Bank is dedicated to helping California remain the premier agricultural region in the world and will continue to work with the next generation of farmers, ranchers, and processors. F&M Bank remains committed to servicing the needs of agribusiness in California as has been the case since its founding over 109 years ago.

F&M Bank offers a full complement of loan, deposit, equipment leasing and treasury management products to businesses, as well as a full suite of consumer banking products. The FDIC awarded F&M Bank the highest possible rating of "Outstanding" in their last Community Reinvestment Act (“CRA”) evaluation.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management's current expectations regarding the Company’s financial performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements in this press release include, without limitation, statements regarding loan production levels and pricing, loan growth, the competitive environment, general economic conditions, including in the export market, and financial condition and competitive positioning. Forward-looking statements in this earnings release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from results expressed or implied by such forward-looking statements. Such risk factors include, among others: the effects of and changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board and their effects on inflation risk; financial and regulatory policies of the United States government; political and economic uncertainty, including any decline in global, domestic or local economic conditions or the stability of credit and financial markets and the impact of tariffs; and other relevant risks  detailed in the Company’s Form 10-K, Form 10-Qs, and various other securities law filings made periodically by the Company, copies of which are available from the Company’s website. All such factors are difficult to predict and are beyond the Company's ability to control or predict. There also may be additional risks that the Company does not presently know, or that the Company currently believes to be immaterial, that could also cause actual results to differ materially and adversely from those contained in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release or otherwise, except as may be required by applicable law.

For more information about Farmers & Merchants Bancorp and F&M Bank, visit fmbonline.com.